Exhibit 99.1

DarkPulse, Inc. Signs Teaming Agreement with Grae-Con

Construction Inc. to act as the Company’s Installation Partner

NEW YORK, New York –June 23, 2021 – Dark Pulse, Inc. (OTC Markets: DPLS) (“DarkPulse” and the “Company”), a technology company focused on the manufacture, sale, installation, and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure, today announced it has signed a teaming agreement with Grae-Con Construction Inc to act as the Company’s Installation, Distribution and Construction Partner. Grae-Con will also be responsible for constructing the Company’s demonstration site at Grae-Con’s facility located on Marietta, Ohio.

The family behind Grae-Con Construction founded its general building construction company in the 1920s. Based in the heart of the Utica Shale, Marcellus Shale, and West Virginia Polymer Alliance region, Grae-Con understands the intricacies of midstream gas transmission, gas processing, and polymer development. Grae-Con provides surveying, site utility and process equipment installation, millwright work, concrete, masonry, steel erection, carpentry, industrial piping, pipe fabrication, and electrical work. Grae-Con offers the full range of general contracting services in the Upper- and Mid-Ohio Valley. As a self-performing contractor and in-house code fabrication shop (ASME PP, R, S, U Stamps). Grae-Con is proud to be a self-performing contractor, which means they employ a devoted locally-based workforce of skilled trade workers.

Under the terms of the Teaming Agreement, Grae- Con will build a demonstration facility in Marietta, Ohio for DarkPulse to perform system demonstrations to customers. Grae-Con will also act as the Company’s installation partner for DarkPulse’s Global opportunities.

“Teaming with an organization such as Grae-Con brings immediate capabilities to the Company for both demonstrating our leading edge technology for customers and the ability to install the Company’s systems globally,” stated DarkPulse Chairman and CEO Dennis O’Leary. “ I look forward to working closely with the team at Grae-Con as DarkPulse continues to add key pieces to the company to continue its trajectory toward revenues.”

About Grae-Con Construction Inc

Grae-Con is a full service industrial and commercial general contractor/construction manager, completing over 50 million dollars’ worth of construction work annually throughout the Great Lakes Region in five states. Grae-Con goes beyond building, focusing on the people, the processes and the procedures that can give you a maximum return on your investment. With more than 750 years of combined experience, we've honed our processes and become the construction experts you can count on to make your project a success every time. It all comes down to our self-performed general contracting and systematic approach. We perform all our own site surveying, site utility installation, process equipment installation, millwright work, concrete, masonry, steel erection and carpentry work. We work one-on-one in collaboration with our clients to make informed decisions and ensure we deliver your desired end result. As a family-owned business, in its fourth generation of leadership under the Gribben family, Grae-Con prides itself in building and developing the places in which people worship, work, learn and play throughout upper and mid-Ohio Valley and beyond.

For more information, visit www.GraeCon.com

About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

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For more information, visit www.DarkPulse.com

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse Solutions, Inc.

ir@DarkPulse.com

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